Exhibit 10.2

SECURITY AGREEMENT
Spire Corporation, a Massachusetts corporation, having a principal place of business at One Patriots Park, Bedford, MA 01730 (“Borrower”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants to Roger G. Little, an individual with a notice address of c/o Blouin & Company, Inc., 2020 Commonwealth Ave. Suite 200, Newton, MA 02466 (“Lender”), a first lien and security interest in all of Borrower’s right, title and interest in and to the Collateral, as hereinafter defined, as security for the payment and performance of any and all liabilities and obligations of Borrower to Lender pursuant to a certain Secured Promissory Note dated the date hereof in the principal amount of $264,000 (the “Note”). The liabilities and obligations so secured are hereafter referred to as “Obligations”.

1.	DEFINITION OF COLLATERAL. As used herein, the term “Collateral” shall mean:

(a)the collateral listed and described on Schedule A, which is attached hereto and incorporated by reference herein;

(b)all of Borrower’s rights in, to and under policies and certificates of insurance, arising out of any of the Collateral listed and described on Schedule A, including claims or rights to payment and all proceeds, refunds and premium rebates, including without limitation, proceeds of fire, theft or any other physical damage or loss, and credit insurance; and

(c)rights, remedies, guaranties, and privileges pertaining to any of the foregoing.

2.REPRESENTATIONS, WARRANTIES, AND COVENANTS OF BORROWER. Borrower hereby represents and warrants to Lender as follows:

(a)Borrower’s place of business shall be located at the address shown at the beginning of this Agreement. All the Collateral and records relating thereto shall be kept at Borrower’s place of business. Borrower will not remove any of the Collateral and will not change its place of business, without giving prior written notice to Lender and prior to the execution and delivery to Lender of new financing statements, in form satisfactory to Lender, reflecting such new address.

(b)Borrower is the owner of the Collateral free from any adverse lien, security interest or encumbrance and Borrower will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

(c)Borrower will at all reasonable times and from time to time allow Lender or any of Lender’s agents, employees, attorneys or accountants, to examine and inspect and make extracts from the books and other records of Borrower relating to the Collateral.

(d)Borrower shall execute and deliver to Lender such financing statements and amendments thereto or other instruments, all in form satisfactory to Lender, as Lender may from time to time require to comply with the provisions of the Uniform Commercial Code or other applicable laws relating to security interests, and in order to perfect and maintain the priority of the interest of Lender. Lender may file, as a financing statement, a photographic or other reproduction of this Agreement.

(e)Borrower will not create, grant or suffer to exist any pledge, mortgage, other security interest, lien or encumbrance upon or in respect of any of the Collateral except in favor of Lender. Except in connection with such purchase money security interests, Borrower will not join in any financing statement or other notice filing except with Lender.

(f)Lender shall be under no obligation to take steps necessary to preserve rights in any Collateral against prior parties but may do so at its option. After the occurrence and during the continuance of any Event of Default (as defined in Section 5), Lender may at any time take control of any proceeds of Collateral to which Lender is entitled hereunder or under applicable law.

(g)Borrower will not sell, lease, assign, transfer or otherwise dispose of any portion of the Collateral except in transactions in the ordinary course of business.

(h)So long as Borrower shall be indebted to Lender, Borrower shall keep the Collateral insured by reputable insurance companies authorized to transact business in Massachusetts covering such risks and in such amounts as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Borrower operates and, upon the request of Lender, shall provide Lender with copies of the applicable insurance policies or certificates thereof.

(i)Borrower will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon.

3.ADDITIONAL COVENANTS OF THE BORROWER. Borrower covenants and agrees with Lender that until the Note has been paid in full, the Borrower will perform and observe the following additional covenants:

(a)Payment of Taxes. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims that, if unpaid, might become a lien or charge upon any of the Collateral, provided that Borrower shall not be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by appropriate proceedings if Borrower shall have set aside on its books sufficient reserves with respect thereto.

(b)Preservation of Corporate Existence, etc. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties. Preserve and maintain all required licenses and authorizations, including state regulatory authorizations.

(c)Distributions. Borrower will not declare or pay any dividends, or redeem, retire, or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such.

4.EVENTS OF DEFAULT. All Obligations shall, at the option of Lender, become immediately due and payable, without presentment, demand, protest or notice, upon the occurrence of an event of default under the Note or upon any other failure of Borrower to pay or perform any obligation to Lender under the Note or this Agreement (an “Event of Default”).

5.REMEDIES. Upon the occurrence of any Event of Default, and at any time thereafter, Lender shall have the rights and remedies of a lender under the Uniform Commercial Code in addition to the rights and remedies provided herein, in the Note, or in any other instrument or paper executed by Borrower and all other rights and remedies available to a Lender at law or in equity. Borrower agrees to pay on demand all costs and expenses (including reasonable attorneys’ fees) incurred or paid by Lender in enforcing the Obligations. Borrower hereby irrevocably appoints Lender the true and lawful attorney for Borrower with full power of substitution, in the name of Lender or in the name of Borrower or otherwise, for the sole benefit of Lender but at the sole expense of Borrower, in the event of a default hereunder: (a) to demand, collect, receive payment of, receipt for, settle, compromise or adjust, and give discharges and releases in respect of the Collateral; (b) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral and to enforce any other rights in respect thereof; (c) to settle, compromise or adjust any suit, action or proceeding described in clause (b) above and, in connection therewith, to give such discharges or releases as Lender may deem appropriate; (d) to endorse checks, notes, drafts, acceptances, money orders or other instruments or documents evidencing or securing the Collateral. The powers conferred on Lender by this Agreement are solely to protect the interest of Lender and shall not impose any duty upon Lender to exercise any such power, and if Lender shall exercise any such power, he shall be accountable only for amounts that he actually receives as a result thereof and shall not be responsible to Borrower except for willful misconduct.

6.WAIVER. No failure or delay on the part of Lender in exercising any of his rights or remedies hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other or future exercise thereof or of any other right or remedy. All rights and remedies under this Agreement are cumulative, and shall not be exclusive of any rights and remedies otherwise available. No waiver by Lender of any default by Borrower shall be effective unless in writing. Borrower waives demand, notice, protest, notice of acceptance of this Agreement, notice of extensions of credit, Collateral received or delivered or other action taken in reliance hereon. Borrower assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of any of the Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereof and the settlement, compromise, adjustment or discharge of any thereof, all in such manner and at such time or times as Lender may deem advisable, without affecting the Obligations of Borrower hereunder in any manner.

7.PROTECTION OF COLLATERAL. In the absence of willful misconduct, Lender shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody of the Collateral in the possession of Lender. Lender may exercise its rights with respect to the Collateral without resort or regard to other collateral or sources of payment or reimbursement for the Obligations of Borrower.

8.FURTHER ASSURANCES. Borrower shall execute and deliver to Lender any and all writings and do any and all things reasonably requested by Lender to carry into effect the provisions and intent of this Agreement. Without limiting the foregoing, Borrower will take all actions necessary to assign its contract rights to Lender or any other purchaser by or through Lender following an Event of Default.

9.ENFORCEMENT COSTS. Borrower shall be obligated to pay to or reimburse Lender for all costs incurred or paid by Lender, including reasonable attorneys’ fees, in connection with the enforcement of its rights under this Agreement.

10.NOTICES. Any demand upon, or notice to, Borrower that Lender may elect to give shall be in writing and delivered personally, via overnight priority U.S. mail or a nationally recognized overnight courier, and deemed delivered the first business day following the date of mailing if not personally delivered, to the address shown at the beginning of this Agreement or as modified by any notice given after the date hereof.

11.BINDING AGREEMENT. The Agreement shall bind Borrower and Borrower’s successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

12.GOVERNING LAW. This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the laws of the Commonwealth of Massachusetts without regard to choice or conflict of law principles.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower has caused this Agreement to be signed in its name by its duly authorized officer as of the date first written above.

BORROWER
SPIRE CORPORATION

By:     /s/ Rodger W. LaFavre
Name:    Rodger W. LaFavre
Title:    President & CEO

Accepted and agreed by:            LENDER

/s/ Roger G. Little
Roger G. Little

[SIGNATURE PAGE TO SECURITY AGREEMENT]

SCHEDULE A
COLLATERAL

Ref #	Qty.	Description of Collateral
1.	1-	Bridgeport Series 2, 2-HP CNC Vertical Milling Machine, S/N 237759 (New 1984), with Power Draw Bar, Prototrak SMX Controller
2.	1-	Bridgeport Series 1, 2-HP Vertical Milling Machine, S/N 142859 (New 1952), 2-Axis Digital Readout, Power Feed Table
3.	1-	Bridgeport 2-HP CNC Vertical Milling Machine, S/N 247246 (New 1986), with Trak AGE2 Controller, Power Draw Bar
4.	1-	Bridgeport 2-HP Vertical Milling Machine, S/N HDNG3508, with Trak AGE2 2-Axis Controller, Power Draw Bar
5.	1-	Bridgeport 2-HP CNC Vertical Milling Machine, S/N 252670 (New 1988), with Protrak SMX Controller
6.	1-	Bridgeport 2-HP Vertical Milling Machine, S/N 277633 (New 1997), with SWI Trak 102 2-Axis Controller, Power Draw Bar
7.	1-	Mori Seiki Model MS850, 17" Swing x 36" Engine Lathe, S/N 2000, with 2-Axis Digital Readout
8.	1-	Mori Seiki Model MS1250G, 17" x 50" Gap Bed Engine Lathe, S/N 13001, with 2-Axis Digital Readout
9.	1-	Dake Model VH-24, 23" Vertical Band Saw, S/N 225348, with Blade Welder and Grinder
10.	1-	Kalamazoo Model H8AW Horizontal Band Saw, S/N 635
11.	1-	Powermatic Model 66, 10" Table Saw, S/N96663063, Extension Table, Fence
12.	1-	Vectrax 7" Universal Band Saw, S/N 101115459
13.	1-	Peck Stow & Wilcox Model 137-1, 16-Gage Manual Shear, S/N 11-70
14.	1-	Pexto 36" Manual Finger Brake
15.	1-	Pexto Model PS-66 Notcher, S/N 11-70
16.	1-	Powermatic Model 1150A, 15" Floor Type Drill Press, S/N 615V1050, Adjustable 10" x 12" Table
17.	1-	Wilton 6" Belt/12" Disc Sander, with Base
18.	1-	Boyar Schultz Model 612, 6" x 12" Hand Feed Surface Grinder, Permanent Magnetic Chuck
19.	1-	Cyclone Glove Box Shot Blast Cabinet
20.	1-	Napa Model Fleet 91-616, 15-Ton Hydraulic H-Frame Shop Press
21.	1-	Roper Whitney Model 218, 4-Ton 12" Deep Throat Manual Punch, S/N 514-1-T2, with Cabinet Base
22.	Lot
Miscellaneous Machinery and Equipment in Machine Shop and Sheet Metal Model Shop, Consisting of: Inspection Equipment, Tool Holders, Hand Tools, Power Tools, Surface Plate, Inspection Equipment, Chucks, Collet Sets, Fume Collector, Etc.

23.	2-	ITE 75-KVA Transformers, S/N 29-111/85-167875
24.	1-	Jefferson Electric 112.5-KVA Transformer, S/N 0001
25.	2-	Movin Cool Model 10SFU, Portable Air Conditioners, S/N 0791-0052
26.	1-	Starrett Model Altissimo 2000-24, 24" Digital Height Gage, S/N 07443002, Digital Readout
27.	1-	48" x 96" x 10" Granite Surface Plate, with Stand
28.	1-	Gage Master Model 29-GMX Optical Comparator, S/N GS142825-165, with 2-Axis Digital Readout
29.	1-	Jefferson Electric 30-KVA Transformer
30.	1-	Lindberg Blue M Model CSP-400A-C, 650°F Curing/Drying Safety Oven, S/N CSP-8, 19" W x 15" D x 18" Chamber

31.	1-	Siemens 75-KVA Transformer
32.	1-	Generac 125-KVA Natural Gas Standby Generator, S/N 0002415, GTS200 Transfer Switch
33.	1-	75-KVA Transformer
34.	1-	GE Cat # 37F440008A, 400-KVA Power Correction Unit, S/N 967-089, with (7) 50-KVA Transformer, New Beluk Controller
35.	1-	Acme 75-KVA Transformer
36.	2-	Square D 75-KVA Transformers
37.	1-	1.5-Ton x 20' Span Gantry Crane, with (2) Konecranes Electric Chain Hoists
38.	1-	HPS 75-KVA Transformer
39.	1-	Delta Floor Type Drill Press, S/N 51-4181
40.	1-	Craftsman 10" Table Saw, S/N X063024771
41.	1-	MSC Model 40051690, Universal Band Saw, S/N 953942
42.	1-	MHC 1-Ton Bench Top Arbor Press
43.	1-	VWR Scientific Model 1300, Lab Oven
44.	1-	Tenney Model T30-FF Environmental Test Chamber, S/N 11361-8, 35" x 39" x 36" Chamber
45.	3-	Lexco 2,000-Lb. Scissor Lift Tables
46.	1-	Spire Custom Designed and Fabricated Low Intensity Circuit Board Tester, (New 2008), with PLC, Power Control Cabinet
47.	1-	Spire Custom Designed and Fabricated Circuit Board Tester, (New 2011), with DC Power Supplies, Analyzer Testing 919-0401, 912-040X, 922-0401, DAQ, H1-V-Power Board Types
48.	1-	Spire Custom Designed and Fabricated PC Board Function Tester, (New 2009), with (2) Test Fixtures, PC
49.	1-	Spire Custom Designed and Fabricated Lamp Tester, (New 2012), (3) Lamp Capacity
50.	1-	Spire Custom Designed and Fabricated PC Board Tester, (New 2008), 4' x 8' Work Area
51.	1-
Spire Model SPI-SUN Simulator 5600SLP Blue, Research and Development Sun Simulator, S/N 586-00018 (New 2014), with 2-Lamps, 200-1,100 W/m2 Light Intensity Range, 600W Module, 2,000mm x 1,370mm Max. Module

52.	1-	Spire Model SPI-SUN Simulator 4600SLP, Research and Development Sun Simulator, S/N 52470 (New 2008), with 2-Lamps, 200-1,100 W/m2 Light Intensity Range, 600W Module, 2,000mm x 1,370mm Max. Module
53.	1-	Pulse Analysis Spectroradiometer System, (New 2008), with National Instruments Model NI-PXI-1033 Data Acquisition, Newport Model Pass-2 Spectrometer, Laptop, Printer
54.	1-	Agilent Model DSO-7034A Oscilloscope
55.	1-	Filter Transmittance High-Sensitivity Spectrum Analyzer, (New 2009), with (2) Ocean Optics Model QE65000 Spectrometer, Optical Resolution: ~0.14-7.7 nm, Laptop, Light Source, Printer
56.	1-
Avantes Dual Wave Spectrometer, (New 2012), with Avantes Model ULS2048 Spectrometer, 200 - 1160nm Wavelength range, 0.09 -20 nm Resolution, Avantes Model NIR256-1.7 NIR Spectrometer, up to 1700nm Wave Length, Laptop, Light Source

57.	2-	Uniformity Testers, (New 2011), with Data Acquisition Module, Laptop
58.	1-	Spire Model SPI-SUN Simulator 3500SLP, Research and Development Sun Simulator, (New 2009), with 2-Lamps, 200-1,100 W/m2 Light Intensity Range, 600W Module, 1,600mm x 1,100mm Max. Module
59.	1-	Spire Simulator Spectrum Analyzer, (New 2008), with (2) Ocean Optics Model QE65000 Spectrometer, Optical Resolution: ~0.14-7.7 nm, Laptop, Light Source, Printer
60.	2-	Visicomm Model 5KSS6050/5060, 5KVA /4kW Frequency Converters, S/N 6592 (New 2008)
61.	1-	1-Ton x 12' Span Portable Gantry Crane, with Electric Chain Hoist

62.	1-	Spire Model SPI Laminator 580, Automatic Photovoltaic Laminator, 229cm x 160cm x 2.5cm Max. Module Size, 200 Deg C Operating Temperature, +/- 5 Deg C Uniformity, Vacuum System
63.	1-	Spire Model SPI, Hydraulic Framer, 2,000mm - 910mm Length, 1,370mm - 300mm Width, with Vacuum System, Rotary Table
64.	1-	Eubanks Model 4600-03, Flat Cable / Tubing Cutter, S/N 708-24H, 3.20" x 0.125" in Flat Material, 0.375" Dia. Round Material
65.	1-
Spire Model SPI, Cell Tester, Illumination Uniformity Within ±2% at 1 Sun, Measuring Range: Voltage ±1.25 Volt, Current ±10 Amp, 1.5kW Xenon Arc Lamp, 70 to 110 mW/cm2 Intensity, Temperature Controlled Vacuum Chuck with Chiller

66.	1-	Spire Model Spi-EL-HR-M, Electroluminescence Cell Tester, 170 µm Resolution, NIR-CCD 1.4M Pixel Camera, 170mm x 170mm view Area, 6" Cell Size
67.	1-	Spire Model Spi-EL-HR-B, Electroluminescence High Resolution Solar Module Tester, 170 µm Resolution, (3) 1.3M pixel Cameras, < 120sec Image Capture Time
68.	1-	Spire Manual EVA Lay-Up Station Cutting Table, Roll Rack Assembly, Rotary Cutter, with Roller Ball Table
69.	1-	Manual Junction Box Assembly Table, 2,030 mm x 1,370 mm Roller Ball Laminated Table, Pneumatic Pop-Up Holding Pads
70.	1-
Spire Model SPI-Cell, High Throughput Automatic Solar Cell Sorter, (New 2011), 210 mm x 210 mm (8 in. x 8 in.) Max. Solar Cell Size, (20) Sorting Bins, 1kW Pulsed Xenon Arc Lamp, 70 to 110 mW/cm² Intensity, +/- 1 Volt 20-Amp Current Measurement Range, 0.49 mV 9.77 mA Current Resolution, 1,000 Cells Per Hour, with (3) Bridge Type Robotic Cell Transfer, Pneumatic Suction Cup Lifters, Transfer Conveyor

71.	Lot
Miscellaneous Stored Equipment, Consisting of: Medium Duty Shelving, Stainless Steel Portable Shelves, Flammable Storage Cabinets, Storage Cabinets, Tables, Chairs, Roll-A-Lift Carts, Tool Boxes, Roller Tables, Graphic Show Setup Equipment, Etc.

72.	1-	Oerlikon Leybold Model SP250 Vacuum Pump, S/N 30000771517 (New 2007)
73.	1-	Spire Model SPI-PULSE 100LD, Transmission Line Pulser
74.	1-	Apollo Laser Diode
75.	1-	Limo Model LDD50, Laser Diode Drive, with Apollo C150-975-0 Laser
76.	1-	Ando Model AQ-6315E, Optical Spectrum Analyzer
77.	1-	Sonics Amplitude Tester
78.	1-	LSI Model VSL-337LRF Laser
79.	1-	Thermo Model RTE-10 Water Bath
80.	1-	Omnichem Series 74 Laser, (New 1993), 9.0 MW
81.	1-	Sorensen Model DLM300-10E, 1,000-Watt Power Supply
82.	1-	AIS Model Apogee, Digital Camera, (New 2012)
83.	Lot	Stored Equipment, Consisting of: Dry Box, DC Power Supplies, Cryo Tanks, Etc.
84.	Lot
Stored Equipment, Consisting of: HP Digital Volt Meter, Work Bench, Tool Box, Chairs, Stainless Steel Storage Shelves, Storage Cabinets, Oscilloscope, Universal Counter, Pulse Generators, Soldering Guns, IKW H. Volt Power Supply, Compliance Analyzer, Older Solar Cells, Solar Cell Frames, Etc.

84.	1-	Flir Model E30, Hand Held Camera, (New 2012), with Case
85.	Lot	(30) 290-Cell Solar Panels
86.	1-	Flir Model SC620, Thermal Imaging Camera, S/N 404000708 (New 2010), with Case
87.	Lot	(86) Coated Copper Wire Stringer Spools
88.	Lot	(20) Solar Panel Back Sheet Rolls
89.	6-	Pallet Jacks
90.	1-	Prime Mover Model PMX1, 4,000-Lb. Capacity Electric Walk Behind Pallet Jack, S/N PMX1-194410
91.	1-	Nissan Model CPF02-A20S, 5,000-Lb. Capacity LPG Forklift Truck, S/N CPF02-022767 (Est. 1995), 2-Stage Mast, Tilt, Solid Tires

92.	1-	Toyota Model 8FCU25, 5,000-Lb. Capacity LPG Forklift Truck, S/N 15673 (New 2007), 3-Stage Mast, Tilt, Cushion Tires, Side Shift
93.	1-	2008 Chevrolet Model Silverado 1500 Pickup Truck, VIN: 1GCEK19068E114687, 5.3L V8 SFI Engine
94.	1-	2002 GMC Model Safari Van, VIN: 1GKEL19X02B508801
95.	Lot
Miscellaneous Equipment Throughout Plant, Consisting of: Storage Part Bins, Fans, Workbenches, Portable Stairs, Carts, Labelers, Hoppers, Part Racks, Medium Duty Storage Shelves, Tape Machine, Flammable Storage Cabinets, Portable Wire Shelve Racks, Cut-Off Saw, Torch Set, Belt Sander, Bench Grinders, (18) Benchtop Tool Boxes, (15) Roll-Away Tool Boxes, Hand Tools, Power Tools, DC Power Supplies, Emergency Defibulator, Carts, Benchtop Drill, Shop Vacuums, Universal Bandsaw, Inspection Equipment, Etc.

96.	Lot
Miscellaneous Office Furnishings and Business Equipment, Consisting of: Personal Computers with Monitors, Printers, Fax Machines, Laptops, Copy Machines, Server Room Equipment, Security System, Phone System, IT Room Fire Suppression System, Lobby Furniture, Chairs, Desks, Bookshelves, Credenzas, Break Room Furniture, Executive Office Furniture, Conference Room Furniture and Equipment, Stored Office Furniture, Cafeteria Kitchen and Serving Equipment, Etc.